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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                              SEPTEMBER 29, 1998
                               (Date of Report)
              Date of earliest event reported: September 28, 1998


                           BRADLEY REAL ESTATE, INC.
            (Exact name of Registrant as specified in its charter)



                                   MARYLAND
                (State or other jurisdiction of incorporation)


            1-10328                                      04-6034603
   (Commission File Number)                 (I.R.S. Employer Identification No.)

    40 SKOKIE BOULEVARD, SUITE 600
        NORTHBROOK, ILLINOIS                             60062-1626
(Address of principal executive offices)                 (Zip Code)


              Registrant's telephone number, including area code:
                                (847) 272-9800
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ITEM 5.   OTHER EVENTS.

     On September 28, 1998, Bradley Operating Limited Partnership, a Delaware limited partnership (the "Partnership"), the entity through which Bradley Real Estate, Inc., a Maryland corporation (the "Company") principally conducts its business, commenced a Medium-Term Note Program (the "Program") which provides that the Partnership may offer and sell from time to time its Medium-Term Notes due Nine Months or More from Date of Issue in an aggregate principal amount of up to $150,000,000 (the "MTNs") as described in the Partnership's Prospectus Supplement dated September 28, 1998 to the Partnership's Prospectus dated May 14, 1998. The Partnership's Prospectus Supplement was filed with the Securities Exchange Commission under Rule 424(b)(3) on September 28, 1998. The MTNs will be issued pursuant to the Partnership's existing shelf registration statement on Form S-3 (Registration No. 333-51675).

The MTNs will be offered and sold by PaineWebber Incorporated, BT Alex. Brown Incorporated, First Chicago Capital Markets, Inc., NationsBanc Montgomery Securities LLC, and Salomon Smith Barney Inc. as Agents for the Partnership (the "Agents") pursuant to that certain Distribution Agreement among the Partnership, the Company and the Agents dated September 28, 1998. The MTNs will be issued under an Indenture between the Company and U.S. Bank Trust National Association, as trustee (the "Trustee").

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September 29, 1998     BRADLEY REAL ESTATE, INC.



                              By: /s/ Thomas P. D'Arcy
                                 ----------------------------------
                                  Thomas P. D'Arcy
                                  Chairman, President and
                                    Chief Executive Officer

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Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

EXHIBIT NUMBER   EXHIBIT

  1.1 Distribution Agreement, dated September 28, 1998, among the Partnership, the Company and the Agents relating to the MTNs (incorporated by reference to the Current Report on Form 8-K filed on September 29, 1998 by the Partnership (file number 0-23065)).

  4.1 Indenture, dated September 28, 1998, between the Partnership and the Trustee (incorporated by reference to the Current Report on Form 8-K filed on September 29, 1998 by the Partnership (file number 0-23065).

  4.2 Supplemental Indenture No. 1, dated as of September 28, 1998, between the Partnership and the Trustee including a form of Floating Rate Medium-Term Note and a form of Fixed Rate Medium Term Note (incorporated by reference to Current Report on Form 8-K filed on September 29, 1998 by the Partnership (file number 0-23065)).

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